                                                                     EXHIBIT 3.1

                             ARTICLES OF AMENDMENT
                             ---------------------

      KGK RESORTS, INC., a Maryland corporation, having its principal office at c/o National Registered Agents, Inc. of MD, 11 East Chase Street, Baltimore, Maryland 21202 (the "Corporation") hereby certifies to the State Department of Assessments and Taxation of Maryland (hereinafter the "Department") that:

       FIRST:    The Charter of the Corporation is hereby amended by deleting
       -----
therefrom in its entirety Article Second and by substituting in lieu thereof the following new Article Second:

           SECOND: The name of the Corporation (which is hereinafter called the "Corporation") is:

                 Signature Resorts, Inc.

       SECOND:   The foregoing amendment to the Charter of the Corporation was
       ------
duly approved by the Board of Directors of the Corporation by unanimous written consent in accordance with applicable sections of the Maryland General Corporation Law and the Charter and Bylaws of the Corporation, the organization meeting of the Board of Directors having been held and there being no stock of the Corporation outstanding or subscribed for.


       THIRD:      The amendments set forth in these Articles of Amendment do
       -----
not increase the authorized stock of the Corporation.

       IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunder affixed and attested by its Secretary on this 12th day of June
                                                           ----
1996, and its President acknowledges that these Articles of Amendment are the act



                                                 STATE DEPARTMENT OF ASSESSMENTS
                                                           AND TAXATION
                                                       APPROVED FOR RECORD

                                                     6/13/96   at  1:32 P.M.
                                                     -------       ---------

                               STATE OF MARYLAND
                               -----------------

I hereby certify that this is a true and complete copy of the 3 page document on
                                                              -
file in this office.  DATED: 06/13/1996.
                             -----------


                 STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY:  /s/ signature illegible
   _____________________________________________________________, Custodian
This stamp replaces our previous certification system. Effective: 6/95 and deed of the Corporation and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.



ATTEST:                                 KGK RESORTS, INC.


/s/ Steven C. Kenninger                 By: /s/ Andrew J. Gessow      (SEAL)
- ------------------------------              -------------------------
Steven C. Kenninger                         Andrew J. Gessow
Secretary                                   President

                               KGK RESORTS, INC.

                           ARTICLES OF INCORPORATION
                           -------------------------

         FIRST:    The undersigned, Charles R. Moran, whose address is 300 East
Lombard Street, Baltimore, Maryland 21202, being at least eighteen years of age, acting as incorporator, does hereby form a corporation under the General Laws of the State of Maryland.

         SECOND:   The name of the corporation (which is hereinafter called the
"Corporation") is:

                               KGK Resorts, Inc.

         THIRD:    The purposes for which and any of which the Corporation is formed and the business and objects to be carried on and promoted by it are:

              (1) To engage in the business of developing and operating timeshare resorts and to perform any and all activities necessary or desirable in connection therewith.

              (2) To engage in and perform any other activities or functions which may lawfully be performed by a business corporation organized under the General Laws of the State of Maryland.

        The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the Charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

         FOURTH:   The present address of the principal office of the
Corporation in the State of Maryland is c/o National Registered Agents, Inc. of MD, 11 East Chase Street, Baltimore, Maryland 21202.

         FIFTH:    The name and address of the resident agent of the Corporation is c/o National Registered Agents, Inc. of MD, 11 East Chase Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

         SIXTH:    The total number of shares of stock of all classes which
the Corporation has authority to issue is One Hundred Ten Million (110,000,000) shares consisting of One Hundred Million (100,000,000) shares of common stock, par value of One Cent ($.01) per share ("Common Stock") and Ten Million (10,000,000) shares of preferred stock, par value of One Cent ($.01) per share ("Preferred Stock"). The aggregate par value of all of the Corporation's


                               STATE OF MARYLAND
                               -----------------

I hereby certify that this is a true and complete copy of the 7 page document on
                                                              -
file in this office.  DATED: 05-28-1996.
                             ----------
                 STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY:_____________________________________________________________, Custodian
This stamp replaces our previous certification system. Effective: 6/95 authorized shares of capital stock is One Million One Hundred Thousand Dollars ($1,100,000).

         The designations and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each class of capital stock of the Corporation are as follows:


         (1)    Preferred Stock.   The Preferred Stock may be authorized for
                ---------------
issuance from time to time by the Board of Directors in one or more separately designated classes or series. The designation of each such class or series, the number of shares to be included in each such class or series, and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors and included in Articles Supplementary filed as required by law from time to time prior to the issuance of any shares of such class or series. Subject to the express limitations, if any, of any class or series of Preferred Stock of which shares are outstanding at the time, the Board of Directors is authorized, by the adoption of resolutions, to increase or decrease (but not below the number of shares of Preferred Stock of such class or series then outstanding) the number of shares of Preferred Stock of such class or series and to alter the designation of or, classify or reclassify, any unissued shares of Preferred Stock of any class or series from time to time, by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms and conditions of redemption of such class or series.

         (2)    Common Stock.  Subject to all rights of Preferred Stock, as
                ------------
expressly provided herein, by law or by the Board of Directors pursuant to this Article Sixth, the Common Stock of the Corporation shall have all rights and privileges afforded to capital stock by applicable law in the absence of any express grant of rights or privileges in the Corporation's charter, including, but not limited to, the following rights and privileges:

                (a) The holders of shares of Common Stock shall have the right to vote for the election of directors and on all other matters requiring stockholder action, each share of Common Stock being entitled to one vote;

                (b) Dividends may be declared and paid or set apart for payment upon shares of Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends;

                (c) Upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the net assets of the

Corporation shall be distributed pro rata to the holders of shares of Common
                                 --- ----
Stock in accordance with their respective rights and interests.

     SEVENTH: The business and affairs of the Corporation shall be managed by a Board of Directors which may exercise all of the powers of the Corporation except those conferred on, or reserved to, the stockholders by law. The number of directors of the Corporation initially shall be three (3), which number may be increased or decreased pursuant to the Bylaws of the Corporation but in no event shall be less than the minimum number required by the General Laws of the State of Maryland. Each director shall hold office until the next annual meeting of the stockholders of the Corporation and until his or her successor shall have been elected and qualified. The names of the directors who will serve until the first annual meeting of stockholders of the Corporation and until their successors are elected and qualified are as follows:

                     Osamu Kaneko
                     Andrew J. Gessow
                     Steven C. Kenninger

     The following provisions shall apply to the directors of the Corporation:

      (a) The directors of the Corporation (other than any directors who may be elected solely by holders of any class or series of Preferred Stock) shall be and hereby are divided into three classes, designated "Class I," "Class II" and "Class III," respectively. The number of directors in each class shall be as nearly equal as possible. Each director shall serve for a term ending on the date of the third Annual Meeting of Stockholders following the Annual Meeting at which such director was elected, provided, however, that each initial director in Class I, as determined by the directors, shall serve for a term ending on the date of the Annual Meeting held in 1997, each initial director in Class II, as determined by the directors, shall serve for a term ending on the date of the Annual Meeting held in 1998, and each initial director in Class III, as determined by the directors, shall serve for a term ending on the date of the Annual Meeting held in 1999.

     (b) In the event of any increase or decrease in the authorized number of directors: (i) each director then serving shall nevertheless continue as director of the class of which such director is a member until the expiration of such director's term or such director's prior death, retirement, resignation or removal; and (ii) except to the extent that an increase or decrease in the authorized number of directors occurs in connection with the rights of holders of Preferred Stock to elect additional directors, the newly created or eliminated directorships resulting from any increase or decrease shall be apportioned by the Board of Directors among the three classes so as to keep the number of directors in each class as nearly equal as possible.

          (c) Anything in this Article SEVENTH to the contrary notwithstanding, each director shall serve until such director's successor is elected and qualified, or until such director's earlier death, retirement, resignation or removal.

          (d) A director may be removed from office with or without cause only by the affirmative vote of the holders of at least two-thirds of the votes entitled to be cast in the election of directors.

          EIGHTH: The following provisions are hereby adopted for the purposes of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

              (1) The Board of Directors shall have power from time to time and in its sole discretion (a) to determine in accordance with sound accounting practice what constitutes annual or other net profits, earnings, surplus or net assets in excess of capital; (b) to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; (c) to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purposes as it shall determine and to abolish or redesignate any such reserve or any part thereof; (d) to borrow or raise money upon any terms for any Corporate purposes; (e) to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available there for, at such times and to the stockholders of record on such dates as it may, from time to time, determine; and (f) to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them shall be open to the inspection of stockholders, except as otherwise provided by statute or by the Bylaws of the Corporation, and, except as so provided, no stockholder shall have the right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

              (2) The liability of the directors and officers of the Corporation to the Corporation or its stockholders for money damages shall be limited to the fullest extent permitted under the General Laws of the State of Maryland now or hereafter in force, including, but not limited to, Section 5-349 of the Courts and Judicial Proceedings Article of the Annotated Code of Maryland, or any successor provision of law of similar import, and the directors and officers of the Corporation shall have no liability whatsoever to the Corporation or its stockholders for money damages except to the extent which such liability can not be limited or restricted under the General Laws of the State of Maryland now or hereafter in force. Neither the amendment nor repeal of the foregoing sentence of this Section (2) of Article EIGHTH nor the adoption nor amendment of any other provision of the Charter or Bylaws of the Corporation inconsistent with the foregoing sentence shall apply to or affect in any manner the applicability of the foregoing sentence with respect to any act or omission of any director or officer occurring prior to any such amendment, repeal or adoption.

          (3) The Corporation shall indemnify, in the manner and to the fullest extent permitted by law, any person who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or that such person, while an officer or director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner or trustee of another corporation, partnership, trust, employee benefit plan or other enterprise. To the fullest extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and any such expenses may be paid by the Corporation in advance of the final disposition of any such action, suit or proceeding. Upon authorization by the Board of Directors, the Corporation may indemnify employees and/or agents of the Corporation to the same extent provided herein for directors and officers. Any repeal or modification of any of the foregoing sentences of this Section (3) of Article EIGHTH shall be prospective in operation and effect only, and shall not adversely affect any right to indemnification or advancement of expenses hereunder existing at the time of any such repeal or modification.

          (4) No holders of shares of stock of the Corporation of any class shall have preemptive rights or preferential right to purchase, subscribe for or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized or any securities convertible into or exchangeable for shares of stock of the Corporation of any class now or hereafter authorized or any warrants, options or other instruments evidencing rights to purchase, subscribe for or otherwise acquire shares of stock of the Corporation of any class now or hereafter authorized, other than such preferential rights, if any, as the Board of Directors in its sole discretion may determine, and at such price as the Board of Directors in its sole discretion may fix.

          (5) The Board of Directors shall have the power, in its sole discretion and without limitation, to authorize the issuance at any time and from time to time shares of stock of the Corporation, with or without par value, of any class now or hereafter authorized and of securities convertible into or exchangeable for shares of the stock of the Corporation, with or without par value, of any class now or hereafter authorized, for such consideration (irrespective of the value or amount of such consideration) and in such manner and by such means as said Board of Directors may deem advisable.

          (6) The Board of Directors shall have the power, in its sole discretion and without limitation, to classify or reclassify any unissued shares of stock, whether now or hereafter authorized, by setting, altering or eliminating in any one or more respects, from time to time before the issuance of such shares, any feature of such shares, including but not limited to the designation, preferences, conversion or other rights, voting powers, qualifications, and terms and conditions of redemption of, and limitations as to dividends and any restrictions on, such shares.

          (7) The Corporation reserves the right at any time and from time to time to make any amendments to its Charter including any amendments changing the terms of contract rights, as expressly set forth in its Charter, of any of its outstanding stock by classification, reclassification or otherwise; and all contract or other rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors and officers by and pursuant to the Charter of the Corporation are granted subject to this reservation.

     The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

     IN WITNESS WHEREOF, I have signed these Articles of Incorporation, acknowledging the same to be my act on this 28th day of May, 1996.


WITNESS:

/s/ Jacquiline L. Settle               /s/ Charles R. Moran
- ----------------------------           ------------------------------
                                           Charles R. Moran